PART II AND III

KULA VENTURES LTD.

6350 W. Cheyenne Ave.

Las Vegas, NV 89108

(877) 843-5852

www.thekula.fund

Maximum Offering: $40,000,000 of unsecured promissory notes

Alternative A: 2 year term, 8.0% interest paid monthly

Alternative B: 3 year term, 9.0% interest paid monthly

Alternative C: 5 year term, 10.0% interest paid monthly

This Offering Circular relates to the offer and sale by Kula Ventures Ltd. (“Kula”, ”our”, “we”, “us”, and/or “Company”), a Nevada corporation, of up to $40,000,000 in unsecured promissory notes, having repayment terms of, at the election of each Subscriber: (A) a term of two years, bearing simple interest at a rate of 8% per annum (the “Type A Notes”); (B) a term of three years, bearing simple interest at a rate of 9.0% per annum (the “Type B Notes”); or (C) a term of five years, bearing simple interest at a rate of 10% per annum (the “Type C Notes” and, together with the Type A Notes and Type B Notes, the “Notes”). Interest only on all Notes will be paid monthly on the basis of a 360 day year with the principal due at maturity. The minimum investment amount for a single investor is a single Note in the principal amount of $10,000. The offering will commence promptly after the date this Offering Circular is qualified and close not later than 240 days thereafter. However, we may extend the offering for up to 60 days following the initial 240-day offering period at our option. We will pay all expenses incurred in this offering. The Notes are being offered on a “best efforts” basis and there can be no assurance that all or any of the Notes offered will be subscribed. If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. All funds received as a result of this offering will be immediately available to us for our general business purposes. Because there is no minimum dollar amount of Notes that must be sold in order for the offering to close, there is a risk that we may not receive sufficient proceeds from the offering to fully and effectively execute on our business plan as described herein.

	Price to Public	Offering Expenses (1)	Proceeds to Issuer
Per Investor Minimum	$10,000	$25.00	$9,975.00
Total Maximum	$40,000,000	$100,000.00	$39,900,000.00

__________

(1) We have not entered into agreements with any underwriters or broker-dealers in connection with the offering. The Notes are being offered by us on a “best efforts” basis and there is no assurance that all or any of the Notes offered will be subscribed. If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. We are acting as our own agent with respect to the Notes and we will not pay or receive any commissions in connection with sales under this offering. The net proceeds identified is calculated before deducting expenses of the offering payable by us, including, but not limited to, legal and accounting fees, printing costs, and other miscellaneous related expenses. Please see “Plan of Distribution” for more information.

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This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.

This Offering Circular is not an offer to sell our Notes, and it is not soliciting an offer to buy our Notes in any state where the offer or sale is not permitted.

There is currently no market for our Notes. The Notes you purchase are not traded or listed on any exchange. We cannot give you any assurance that the Note you purchase will ever have a market or that if a market for our Notes ever develops, that you will be able to sell your Note. In addition, even if a public market for our Notes develops, there is no assurance that a secondary public market will be sustained.

We have not authorized anyone to provide any information or to make any representations other than those contained in this Offering Circular. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular is intended to provide the information required by Part I of Form S-1. We are a smaller reporting company within the meaning of Rule 405 and are following the Form S-1 disclosure requirements for smaller reporting companies.

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You should read this entire Offering Circular before investing in the Notes. Investing in the Notes involves risks, including the following that we believe are the most significant:

•	The Notes are not deposits in a bank and are not insured against loss by the FDIC.

•	The Notes are not secured by a security interest in any of our assets.

•	There is no public market for our Notes and none is expected to develop.

•	The Notes are subject to restrictions on transferability.

•

We will not set aside funds in a sinking fund to pay interest or principal on the Notes, so you must rely on our profits and other sources of cash to generate sufficient cash flow to make interest and principal payments.

•	Our management will have broad discretion to use the proceeds from this offering and may use them in ways that do not generate sufficient profits to pay interest on the Notes.

•	We have a limited operating history.

•	Our management team may face conflicts of interest such as competing demands for their time and the ability to compete with us for business opportunities.

•	We have conducted no revenue-generating business activities and as such have not generated any revenue since inception.

•	Our management has discretion to incur debt that may have a repayment priority that is senior to the Notes.

For a discussion of the risk factors concerning this investment, see ‘‘RISK FACTORS’’ starting on page 3. The date of this Offering Circular is August 28, 2019

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SUMMARY

Kula Ventures Ltd.

Company Overview

We are a commercial real estate lending company. Our business model is to acquire and service loans secured by commercial real estate primarily in the southwestern United States. Our customers will generally use the proceeds of our loans to develop new, or rehabilitate existing, commercial real estate projects for resale.

Our principal executive offices are located at 6350 W. Cheyenne Ave., Las Vegas, Nevada 89108 and our telephone number is (877) 843-5852. Our website is www.thekula.fund.

Through this Offering, we are seeking new funding for direct investment into real estate projects via secured debt and for general corporate and working capital purposes, to be allocated at the discretion of management.

THE OFFERING

Securities being Offered:

We are offering up to a up to $40,000,000 in unsecured promissory notes, having repayment terms of Subscriber: (A) a term of two years, bearing simple interest at a rate of 8% per annum (the “Type A Notes”); (B) a term of three years, bearing simple interest at a rate of 9.0% per annum (the “Type B Notes”); or (C) a term of five years, bearing simple interest at a rate of 10% per annum (the “Type C Notes” and, together with the Type A Notes and Type B Notes, the Notes”). Interest only on all Notes will be paid monthly on the basis of a 360 day year with the principal due at maturity.

Prepayment provisions:	The Notes may be prepaid by us, in whole or in part, at any time and without penalty.
Offering Price:	The Notes will be offered and sold at face value in increments of $2,000, with a $10,000 minimum, although we reserve the right to issue Notes in any face amount.
Minimum per Investor:	The minimum investment amount for a single investor is a single Note in the principal amount of $10,000.
Minimum value of Notes to be sold in this Offering:	There is no minimum dollar amount of Notes that must be sold for this offering to close.
Maximum value of Notes to be sold in this Offering:	The maximum dollar amount of Notes offered for sale in this offering is $40,000,000.
Use of Proceeds:	We intend to use the net proceeds of this offering to execute our business plan. See “Use of Proceeds.”
Offering Period:	The Notes are being offered for a period up to 240 days after the date of this Offering Circular unless extended by us for up to an additional 60 days.

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SUMMARY FINANCIAL INFORMATION

	Fiscal Year Ended May 31, 2019 (audited)
Balance Sheet Data
Cash		$59,980
Total Assets		$61,444
Liabilities		$10,000
Total Stockholders’ Equity (Deficit)		$51,444

Statement of Operations
Revenue		None
Net (Loss) for Reporting Period	$	(8,556)

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RISK FACTORS

You should consider each of the following risk factors and any other information set forth herein and in our reports filed with the SEC, including our financial statements and related notes, in evaluating our business and prospects. The risks and uncertainties described below are not the only ones that have an impact on our operations and business. Additional risks and uncertainties not presently known to us, or that we currently consider immaterial, may also impair our business or operations. If any of the following risks actually occur, our business and financial results or prospects could be harmed. In that case, the value of the Notes could decline and we may be unable to achieve profitable operations or generate sufficient revenue to repay the Notes or make required interest payments.

Risks Related to Our Company and Business

We are a development stage company organized in April 2019 and have recently commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential purchasers of our Notes have a high probability of losing their investment.

We were organized April 25, 2019 in the state of Nevada as a corporation. As a result of our start-up operations we: (i) have not generated any revenues, (ii) have and will continue to accumulate deficits due to organizational and start-up activities, business plan development, and professional fees since we organized. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably or generate sufficient revenue to repay the Notes or make required interest payments. Our future operating results will depend on many factors, including our ability to raise adequate working capital, availability of suitable borrowers and projects for us to fund, the level of our competition, and our ability to attract and maintain key management and employees.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

The report from our independent registered public accounting firm reflects that our ability to continue as a going concern is dependent upon our ability to raise additional capital from the sale of Notes and, ultimately, the achievement of significant operating revenues. If we are unable to continue as a going concern, we will be unable to repay the Notes or make required interest payments and you will lose your investment. You should not invest in this offering unless you can afford to lose your entire investment.

If we do not obtain sufficient total financing, our business development plans will be delayed and we may not achieve profitable operations.

In the event we are not successful in selling the maximum dollar value of Notes in this offering, we will require additional capital to execute on our business development plans. In that event, we intend to seek additional funds by issuing additional debt or by sales of other securities. Our business plan calls for incurring expenses for development of a loan portfolio, as well as ongoing expenses for operations and administration. If no additional financing is secured, we may have to significantly curtail our plan of operations. If that is the case, our business will not grow as desired. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement of funds. Consequently, there can be no assurance that we will be able to obtain access to capital as and when needed or, if so, that the terms of any available financing will be commercially reasonable. If we are unable to raise suitable financing, our business development plans may be delayed and we may be unable to achieve profitable operations or generate sufficient revenue to repay the Notes or make required interest payments.

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We currently have no loans under contract and those we place under contract may not be consummated.

Our net income will depend in large part on our ability to purchase, manage, and dispose of loans secured by commercial real estate. We currently do not have any loans in our portfolio or any potential loans under contract. Although we are searching for suitable loans on behalf of the Company, there can be no assurance that we will be able to acquire a sufficient quantity of suitable loans to be able to generate sufficient revenue to allow us to make required interest payments on the Notes or repay the principal balance of the Notes at maturity.

Our business model relies upon timely repayment of loans by our borrowers.

Our business plan calls for us to purchase, manage, and dispose of loans secured by commercial real estate. Our ability to generate income depends upon timely repayment of loans by our borrowers. Should our borrowers default on their obligations to us, we will incur costs in enforcing the terms of our loans and experience delays in recovering moneys owed to us by any defaulting borrower. In addition, the commercial real estate we will require as security against the risk that a borrower may default on its obligations to us may not bring sufficient proceeds upon liquidation to fully compensate us for losses on a defaulted loan. If our borrowers do not timely repay their loans to us in full it may impair our ability to generate sufficient cash to make required interest payments on the Notes or repay the principal balance of the Notes at maturity.

Our business plan calls for us to invest in illiquid assets, which we may be unable to liquidate at full value should we need additional cash to pay interest on the Notes or to repay the Notes at maturity.

Our business plan calls for us to purchase, manage, and dispose of loans secured by commercial real estate. Because such loans are relatively illiquid, our ability to promptly sell one or more of our portfolio loans for reasonable prices in response to changing economic, financial and investment conditions will be limited. We cannot predict whether we will be able to sell any portfolio loan for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a portfolio loan. The relative illiquidity of our assets may impair our ability to generate sufficient cash to make required interest payments on the Notes or repay the principal balance of the Notes at maturity.

The value of our loans to our customers will decline if market interest rates increase.

Our business plan calls for us to purchase, manage, and dispose of loans secured by commercial real estate with a term of between twenty-four and thirty-six months. The value of our loan portfolio will fluctuate with changes in underlying market interest rates. Typically, a rise in interest rates causes a decline in the value of existing outstanding loans. Should we need to sell one or more of our portfolio loans prior to maturity that bears interest at less than prevailing market rates, we may suffer a loss on that sale which could impair our ability to generate sufficient cash to make required interest payments on the Notes or repay the principal balance of the Notes at maturity.

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Our success is dependent in part on our senior management, and the loss of their services could disrupt our operations.

We are organized as a corporation under Nevada law. Our future success and our ability to generate sufficient revenue to repay the Notes or make required interest payments will depend, in large part, on the continued services and experience of our sole officer and director, Robert Rink, and our VP of Operations, Tiger Mynarcik. We depend on the services of these individuals to, among other things, continue our growth strategies and maintain and develop our client relationships. The loss of their services would disrupt our operations and would delay our planned growth while we worked to replace them. We do not have an employment agreement in place with Mr. Rink or with Mr. Mynarcik. We do not have in place any policy of ‘‘key person’’ life insurance on the life of Mr. Rink or on the life of Mr. Mynarcik and we do not have a succession plan in place should either or both of them leave.

Our business and growth may suffer if we are unable to attract and retain qualified employees.

Our ability to expand operations to accommodate our anticipated growth will also depend on our ability to attract and retain additional qualified management, finance, marketing, sales and technical personnel, whether as direct employees or as outside consultants. However, competition for these types of employees and consultants is intense due to the limited number of qualified professionals. Our ability to meet our business development objectives will depend in part on our ability to recruit, train and retain top quality people with advanced skills who understand our business. We hope that we will be able to attract competent employees and consultants, but no assurance can be given that we will be successful in this regard. If we are unable to engage and retain the necessary personnel, our business may be materially and adversely affected, including our ability to generate sufficient revenue to allow us to make required interest payments on the Notes or repay the principal balance of the Notes at maturity.

If we are unable to manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales, management, and technical personnel. There can be no assurance that our management will be able to manage growth effectively. Our failure to properly manage the growth we might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our ability to generate sufficient revenue to allow us to make required interest payments on the Notes or repay the principal balance of the Notes at maturity.

Because of pressures from competitors with more resources, we may fail to implement our business strategy profitably.

The market for loans secured by commercial real estate is intensely competitive and we expect competition to increase in the future. We will compete with a growing constellation of both large and smaller companies that offer similar financing terms. These companies also have longer operating histories, greater name recognition, access to larger investor and real estate networks, and significantly greater financial, technical and marketing resources than we do. As a result, they may be able to devote greater resources to the promotion and sale of their products. In addition, they may have more firmly established financial and investment relationships in the industry. Therefore, we cannot be sure that we will be able to successfully implement our business strategy in the face of such competition. If we cannot compete effectively, we may experience significant financial loss which will materially adversely affect our business, operating results and financial condition, and our ability to generate sufficient revenue to allow us to make required interest payments on the Notes or repay the principal balance of the Notes at maturity.

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We may incur future debt that could reduce our profits and impair our ability to pay interest or to repay the Notes at maturity.

To fund future operations, we may need to incur substantial debt in the future. We may also incur debt in addition to the proceeds of this offering to enable us to purchase secured loans in a total amount that exceeds the proceeds of this offering. Such additional debt may have terms that would provide for a priority of repayment that is senior to the Notes. The terms of the Notes do not prohibit us from doing so. Your right to receive interest payments and payments of principal upon maturity, will not be senior to the rights of other general, unsecured creditors to receive payment from us on our other indebtedness, and may be junior to the rights of other creditors. The risks described below will be magnified if and as we incur new debt. Our indebtedness could have important consequences to you. For example, it could:

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our ability to obtain additional financing;

•

require the dedication of a substantial portion of our cash flow from operations to the payment of principal and interest on our indebtedness, thereby reducing the availability of such cash flow to fund our growth strategy, working capital, capital expenditures and other general corporate purposes;

•	increase our vulnerability to interest rate increases if future debt must be incurred at interest rates that are higher than current rates;

•	limit our flexibility to plan for, or react to, changes in our business and the industry;

•	place us at a competitive disadvantage relative to competitors with less debt;

•	limit our ability to pay interest on your Notes; and/or

•	make it difficult or impossible for us to repay the principal balance of your Note at maturity.

Our management has broad discretion over the allocation of the proceeds from the offering, and you could lose your entire investment if management invests our funds in unsuccessful initiatives.

Our management will have broad discretion in determining how the proceeds from this offering will be used, and you will be relying on the judgment of our management regarding the application of these proceeds. Allocation of the net proceeds will affect how our business grows. It is possible that our management may not apply the net proceeds of this offering in ways that result in the successful growth of the Company or generate sufficient revenue to allow us to make required interest payments on the Notes or repay the principal balance of the Notes at maturity.

Our management has broad discretion over the allocation of the proceeds from the offering, including the discretion to purchase loans which may be subordinated to other debt of the borrower, which are under-secured, or which are unsecured altogether.

Although our business plan calls for us to generally seek to purchase loans secured by first position deeds of trust or mortgages against commercial real estate with a loan to value ratio of not greater than seventy percent (80%), our management retains the discretion to acquire loans that fall outside of these parameters, including loans that are unsecured or which are subordinated to other debt of the borrower. Such loans may carry a greater risk of loss to us than loans fully secured by a first position deed of trust or mortgage. If we suffer losses on our loan portfolio that cannot be effectively recovered by proceeding against adequate security, it may materially adversely affect our business, operating results and financial condition, and our ability to generate sufficient revenue to allow us to make required interest payments on the Notes or repay the principal balance of the Notes at maturity.

Our management has broad discretion with respect to the Company’s cash resources, including the proceeds to this offering and as such our management may choose to invest our funds in companies or other ventures in which our management and/or their affiliates have a financial interest.

In such an event, neither we nor any noteholder will have any rights to the income or profits derived by those companies or other ventures using our funds (except to the extent our funds represent an equity or similar investment in those companies or ventures).

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Risks Related to the Notes

The Notes are not insured against loss by the FDIC or any governmental agency, so you could lose your entire investment.

The Notes are not bank deposits and neither the Federal Deposit Insurance Corporation nor any other governmental or private agency insures the Notes. Our ability to repay the Notes and make required interest payments depends solely upon our earnings, our working capital and other sources of liquidity available to us. If these payment sources are inadequate, you could lose your entire investment.

The Notes lack liquidity and marketability. Accordingly, you may not be able to freely sell or transfer your Notes.

Your ability to sell a Note depends in part on the presence in the marketplace of a willing buyer. There is no public market for the Notes and we do not anticipate that any market will develop in the foreseeable future. As a result, you may not be able to freely sell or transfer your Notes. Moreover, Notes may not be transferred without complying with federal and state securities laws. Due to these factors, there can be no assurance that you will be able to sell your Note at a price or time desirable to you, if at all.

We do not set aside funds in a sinking fund to pay ongoing interest or to repay the principal owed by us on the Notes at maturity, so you must rely on our revenues from operations and other sources of funding for interest and principal payments. These sources may not be sufficient to meet these obligations.

We do not contribute funds on a regular basis to a separate account, commonly known as a sinking fund, to pay interest on the Notes or in anticipation of repaying the principal amount due on the Notes at maturity. Accordingly, you will have to rely on our cash from operations and other sources of liquidity, such as borrowed funds and proceeds from future offerings of securities, for interest payments and principal payments upon maturity. Our ability to generate revenues from operations in the future is subject to general economic, financial, competitive, legislative, statutory and other factors that are beyond our control. Moreover, we cannot assure you that we will have access to additional sources of liquidity if our cash from operations are not sufficient to fund required interest and principal payments to you. Our need for such additional sources may come at undesirable times, such as during poor market or credit conditions when the costs of funds are high and/or other terms are not as favorable as they would be during good market or credit conditions. The cost of financing will directly impact our results of operations, and financing on less than favorable terms may hinder our ability to make a profit. We currently do not have any revenues.

We have the right to make a mandatory prepayment of the Notes, so you may earn less return on your investment than originally expected.

We may prepay your Note from you, in whole or in part, at any time and without penalty. If we choose to prepay your Note, we will be required only to return that portion of your original investment that we choose to prepay, plus any unpaid interest that has accrued on your Note. After prepayment, you may not be able to re-invest your funds with us or elsewhere at comparable rates and, therefore, may earn less than you expected to earn at the time of your investment in your Note.

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Risks Related to Legal Uncertainty

If our company becomes subject new government regulation, our ability to be profitable may be severely impaired.

Even as their popularity has grown, the sale of debt securities has come under scrutiny for being high risk investments. We therefore face a risk that new regulations addressing the risk may arise. We may be unable to comply with any such new regulations on a cost-effective basis within the limitations imposed by any such new regulation.

The exemption from the Investment Company Act may restrict our operating flexibility.

We do not intend to register as an investment company under the Investment Company Act of 1940. We intend to make investments and conduct our operations so that we are not required to register as an investment company. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, recordkeeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U. S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. We must monitor our holdings to ensure that the value of their investment securities does not exceed 40% of our total assets (exclusive of U. S. government securities and cash items) on an unconsolidated basis.

At all times we intend to conduct our business so as to fall within the exemption from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C) of the 1940 Act excludes from regulation as an investment company any entity that is primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and interests in real estate.” This exclusion generally requires that at least 80% of our portfolio must be comprised of qualifying interests and real estate-type interests (and no more than 20% comprised of miscellaneous assets). Therefore, we intend to operate so that not less than 80% of our assets will be loans fully secured by real estate. Maintaining this exemption may adversely impact our ability to acquire or hold investments, to engage in future business activities that we believe could be profitable, or could require us to dispose of investments that we might prefer to retain.

For purposes of the exclusions provided by Sections 3(c)(5)(C), we will classify our investments based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying interest and a real estate-type interest. Future revisions to the Investment Company Act or further guidance from the SEC or its staff may force us to re-evaluate our portfolio and our investment strategy.

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The loss of our Investment Company Act exemption could require us to register as an investment company or substantially change the way we conduct our business, either of which may have an adverse effect on us, our profitability, and our ability to repay the Notes.

On August 31, 2011, the SEC published a concept release (Release No. 29778, File No. S7-34-11, Companies Engaged in the Business of Acquiring Mortgages and Mortgage Related Instruments), pursuant to which it is reviewing whether certain companies that invest in mortgage-backed securities and rely on the exclusion from registration under Section 3(c)(5)(C) of the Investment Company Act, related to such investment activity, should continue to be allowed to rely on such an exclusion from registration. If the SEC or its staff takes action with respect to this exclusion, these changes could mean that we could no longer rely on the Section 3(c)(5)(C) exclusion. This could result in our failure to maintain our exclusion from registration as an investment company.

If we fail to maintain an exclusion from registration as an investment company, either because of SEC interpretational changes or otherwise, we could, among other things, be required either: (i) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company; or (ii) to register as an investment company, either of which could have an adverse effect on us, our profitability and our ability to repay the Notes. If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure, management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. The resulting additional expenses and operational requirements associated with such registration may materially and adversely impact our financial condition and results of operations in future periods and our ability to repay the Notes.

Our Officers and Directors are not prohibited from engaging in other business ventures, which may create conflicts of interest.

Our Articles and Bylaws permit our officers and directors to directly engage in any other business ventures and activities, even if those ventures and activities compete with the Company. The fact that our officers and directors may engage in ventures that compete with us could create a conflict of interest between our affiliates and us because these persons may choose to directly seize upon business opportunities from which we could benefit if those opportunities were instead made available to us. Neither we nor any Noteholder has any rights with respect to any such ventures and activities or the income or profits derived therefrom, so this conflict of interest could result in the Company earning less profit than would be the case if our affiliates were required to first present favorable business opportunities to us. Additionally, should any of our management engage in another such venture, that person may choose to devote his or her time in such a manner that detracts from time devoted to the Company.

Our Articles and Bylaws require us to indemnify our Officers and Directors for claims related to actions taken on behalf of the Company.

Our Articles and Bylaws provide that our officers and directors are entitled to indemnification by the Company for all damages, claims, liabilities, judgments, fines, penalties, charges, and similar items incurred in connection with defending any threatened, pending or completed action or suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person was acting for or on behalf of the Company unless such liability is finally found by a court of competent jurisdiction to have resulted primarily from the indemnified party’s bad faith, gross negligence or intentional misconduct. Nevada law prohibits indemnification unless it is shown that the person to be indemnified (i) did not act in good faith, (ii) did not reasonably believe his or her actions to be in or not opposed to the best interests of the Company, (iii) actually received an improper personal benefit in money, property, or services, or (iv) in a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to these persons, pursuant to the foregoing provisions or otherwise, the SEC is of the opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Our indemnification obligations may require us to use our cash resources to indemnify rather than to pay general operating expenses, interest payments on the Notes and amounts due upon maturity of the Notes.

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Illiquidity of real estate investments could significantly impede our ability to sell our investments or otherwise respond to adverse changes in the performance of our investments.

Our business plan calls for us to purchase, manage, and dispose of loans secured by commercial real estate with a term of between twenty-four and thirty-six months. Because real estate investments are relatively illiquid the real estate market is affected by many factors beyond our control, including:

•	adverse changes in international, national, regional and local economic and market conditions;

•	changes in interest rates and in the availability, cost and terms of debt financing;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

•	the ongoing need for capital improvements, particularly in older structures;

•	changes in operating expenses; and

•	civil unrest, acts of God, including earthquakes, hurricanes, floods and other natural disasters, which may result in uninsured losses, and acts of war or terrorism.

A decline in the value of the security for our loan portfolio may materially and adversely impact our financial condition and results of operations in future periods and our ability to repay the Notes.

We may be required to foreclose on one or more of our secured loans to our customers.

We may be required to expend funds to take possession of the commercial real estate that we intned to require as security for our loans to our customers in the event one of them defaults on its obligations to us. In that event, we may also need to expend funds to correct defects or to make improvements before that property can be sold. We cannot assure you that we will have funds available to correct those defects or to make those improvements. Further, the resulting additional expenses and operational requirements associated with such efforts may materially and adversely impact our financial condition and results of operations in future periods and our ability to repay the Notes.

10

Forward-Looking Statements

This Offering Circular contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. The actual results could differ materially from our forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this Offering Circular.

USE OF PROCEEDS

The net proceeds to us from the sale of up to $40,000,000 of Notes in this Offering will vary depending upon the total principal amount of Notes sold. The following table summarizes, in order of priority the anticipated application of the proceeds we will receive from this Offering if the maximum dollar value of Notes is sold:

	Amount Assuming Maximum Offering	Percent of Maximum
Gross Offering	$40,000,000	100%
Offering Expenses [1]	$100,000	0.25%
Net Proceeds	$39,900,000	99.75%

Use of Net Proceeds

Acquire loans secured by commercial real property [2]	$39,840,00	99.6%
General and Administrative [3]	$50,000	0.125%
Repayment of demand notes payable [4]	$10,000	0.025%
TOTAL APPLICATION OF PROCEEDS	$40,000,000	100%

__________

1 Offering Expenses: We have not entered into agreements with any underwriters or broker-dealers in connection with the offering. The Notes are being offered by us on a “best efforts” basis and there is no assurance that all or any of the Notes offered will be subscribed. If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. We are acting as our own agent with respect to the Notes and we will not pay or receive any commissions in connection with sales under this offering. The net proceeds identified is calculated before deducting expenses of the offering payable by us, including, but not limited to, legal and accounting fees, printing costs, and other miscellaneous related expenses. Please see “Plan of Distribution” for more information.

2 Loan Purchases: We intend to use the majority of the net proceeds of this Offering to acquire loans secured by commercial real property. Our customers will generally use the proceeds of our loans to develop new, or rehabilitate existing, commercial real estate projects for resale.

3 General and Administrative: NPL Capital LLC, an entity owned and controlled by our VP of Operations, Tiger Mynarcik, has agreed to provide us with office space and equipment and basic administrative support services until such time as we are able to invest the proceeds of this offering and begin to generate revenue from our loan portfolio. We also expect to utilize some of the net proceeds of this offering to pay for outside professional services including legal and accounting and, as needs dictate, to hire staff to value and acquire loans and actively manage and service the loan portfolio.

4 Since inception and our initial capitalization by sales of our common stock to our founding shareholders, the Company has borrowed funds from RAR Limited, an entity owned and controlled by our sole officer and director, Robert Rink, to provide additional working capital in a total amount of $10,000.00 to date. We expect to use some of the proceeds from sales of the Notes to repay this loan.

11

In the event that less than the maximum number of new Notes is sold we anticipate application of the proceeds we will receive from this Offering will be as follows:

	Amount Assuming 50% of Offering	Percent	Amount Assuming 25% of Offering	Percent
Gross Offering	$20,000,000	100%	$10,000,000	100%
Offering Expenses [1]	$100,000	0.5%	$100,000	1.0%
Net Proceeds	$19,900,000	99.5%	9,900,000	99.0%

Use of Net Proceeds
Acquire loans secured by commercial real property [2]	$19,840,000	98.0%	$9,840,000	98.6%
General and Administrative [3]	$50,000	1.0%	$50,000	0.5%
Repayment of demand notes payable [4]	$10,000	0.5%	$10,000	0.1%
TOTAL APPLICATION OF PROCEEDS	$20,000,000	100%	$10,000,000	100%

____________

1 Offering Expenses: We have not entered into agreements with any underwriters or broker-dealers in connection with the offering. The Notes are being offered by us on a “best efforts” basis and there is no assurance that all or any of the Notes offered will be subscribed. If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. We are acting as our own agent with respect to the Notes and we will not pay or receive any commissions in connection with sales under this offering. The net proceeds identified is calculated before deducting expenses of the offering payable by us, including, but not limited to, legal and accounting fees, printing costs, and other miscellaneous related expenses. Please see “Plan of Distribution” for more information.

2 Loan Purchases: We intend to use the majority of the net proceeds of this Offering to acquire loans secured by commercial real property. Our customers will generally use the proceeds of our loans to develop new, or rehabilitate existing, commercial real estate projects for resale.

3 General and Administrative: NPL Capital LLC, an entity owned and controlled by our VP of Operations, Tiger Mynarcik, has agreed to provide us with office space and equipment and basic administrative support services until such time as we are able to invest the proceeds of this offering and begin to generate revenue from our loan portfolio. We also expect to utilize some of the net proceeds of this offering to pay for outside professional services including legal and accounting and, as needs dictate, to hire staff to value and acquire loans and actively manage and service the loan portfolio.

4 Since inception and our initial capitalization by sales of our common stock to our founding shareholders, the Company has borrowed funds from RAR Limited, an entity owned and controlled by our sole officer and director, Robert Rink, to provide additional working capital in a total amount of $10,000.00 to date. We expect to use some of the proceeds from sales of the Notes to repay this loan.

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DETERMINATION OF OFFERING PRICE AND TERMS OF NOTES

The Notes are being offered at face value. The offering price and material terms of the Notes were determined arbitrarily by our management. There is no relationship between these terms and our assets, earnings, book value or any other objective criteria of value.

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

There Is No Current Market for Our Notes

There is currently no market for our Notes. We do not anticipate that a market for the Notes will develop as we do not intend to apply to any exchange or listing service where such a market may develop. We cannot give you any assurance that the Note you purchase will ever have a market or that if a market for our Notes ever develops, that you will be able to sell your Note. In addition, even if a public market for our Notes develops, there is no assurance that a secondary public market will be sustained.

The New Notes Issued in the Offering will be Sold by Issuer

We are offering up to a total of up to up to $40,000,000 in unsecured promissory notes, having repayment terms of, at the option of Subscriber: (A) a term of two years, bearing simple interest at a rate of 8% per annum (the “Type A Notes”); (B) a term of three years, bearing simple interest at a rate of 9.0% per annum (the “Type B Notes”); or (C) a term of five years, bearing simple interest at a rate of 10% per annum (the “Type C Notes” and, together with the Type A Notes and Type B Notes, the Notes”). Interest only on all Notes will be paid monthly on the basis of a 360 day year with the principal due at maturity. The minimum investment amount for a single investor is a single Note in the principal amount of $10,000. The offering will be for a period of 240 days from the effective date and may be extended for an additional 60 days if we choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold all of the $40,000,000 in Notes. There are no specific events which might trigger our decision to terminate the offering.

We have not entered into selling agreements with any broker-dealer to date. We are acting as our own agent with respect to the Notes and we will not pay or receive any commissions in connection with sales under this offering.

The Notes are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the Notes offered will be subscribed. If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.

We cannot assure you that all or any of the Notes offered under this Offering Circular will be sold. No one has committed to purchase any of the Notes offered. Therefore, we may sell less than the maximum dollar amount of Notes, in which case our ability to execute our business plan could be adversely affected. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Hard copy originals for Notes purchased will be issued and distributed by us promptly after a subscription is accepted and “good funds” are received in our account.

If we do not raise enough money to effectuate our business plan in this offering, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

13

Offering Period and Expiration Date

This offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 240 days. We may extend the offering for an additional 60 days unless the offering is completed or otherwise terminated by us. Funds received from investors will be counted towards the minimum subscription amount only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period.

Procedures for Subscribing

If you decide to subscribe for any Notes in this offering, you must deliver a check or certified funds for acceptance or rejection. Alternatively, you may contact us for wire transfer instructions. The minimum investment amount for a single investor is a single Note in the principal amount of $10,000. All subscription checks should be sent to Kula Ventures Ltd. at the following address: 6350 W. Cheyenne, Las Vegas, NV 89108. In such case, subscription checks should be made payable to “Kula Ventures Ltd.” If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber.

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by us to the subscriber, without interest or deductions.

Investor Suitability

This is an offering made under “Tier 2” of Regulation A, and the Notes will not be listed on a registered national securities exchange upon qualification. Therefore, the Notes will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. See the Purchaser Qualification Questionnaire in the Subscription Documents in Exhibit A to this Offering Circular. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the Notes. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the Notes for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Notes, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Notes. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor’s suitability for an investment in us. Transferees of the Notes will be required to meet the above suitability standards.

14

The Notes may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the Notes may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

DESCRIPTION OF SECURITIES

The Notes shall be titled “Unsecured Promissory Note” and will be issued in principal increments of $2,000.00 with a minimum principal amount for each Note upon issuance of $10,000.00. The Company will issue a maximum $40,000,000 in total principal amount of the Notes. There are no Notes outstanding as of August 28, 2019.

We are offering Notes with three different repayment terms, which we have designated as either Type A Notes or Type B Notes or Type C Notes, as selected by each Subscriber. The term of the Type A Notes shall be two years and shall bear simple interest at a rate of 8 % per annum. The term of the Type B Notes shall be three years and shall bear simple interest at a rate of 9% per annum. The term of the Type C Notes shall be five years and shall bear simple interest at a rate of 10% per annum. Interest on the Notes shall be calculated on the basis of a 360 day year, and shall be paid monthly, interest only, without amortization, in arrears, commencing on the first business day of the second calendar month following the date of issuance. The principal and then-remaining unpaid and accrued interest shall be paid on maturity (two years for Type A Notes, three years for Type B Notes and five years for Type C Notes) unless sooner accelerated. The Company may prepay a portion or all of any Note without premium or penalty. Any partial pre-payment shall be applied to accrued, unpaid interest before principal.

The Notes do not provide for rights of conversion or redemption. The Notes are not secured by lien, or otherwise. The Company will not set aside funds in a sinking fund to pay interest or principal on the Notes.

The Notes are subordinated to any current or future debt to banks, financial institutions and secured creditors. The Company does not have any debt that is senior to the Notes as of August 28, 2019. The Notes do not limit issuance of future senior or junior debt or other securities. There are presently no other Company-authorized securities that materially limit or qualify a Noteholders’ rights under the Notes; the Notes do not limit the Company from authorizing such securities.

The Notes provide for acceleration of payment in the event of an uncured event of default. Defaults include: i) material breach of the Note not cured within five (5) days of written notice; ii) creditor assignment; iii) appointment of a receiver or trustee over a substantial portion of Company assets lasting more than 30 days; or iv) bankruptcy, insolvency, reorganization or liquidation proceeding, or other debt relief proceeding lasting more than 60 days. The Company is not required to periodically substantiate a lack of default or compliance with the Notes.

A Note may be modified in writing signed by the Company and the Noteholder.

We are a corporation, organized and existing under the laws of the state of Nevada. Our sole class of stock consists of 10,000,000 shares of common stock. The holders of our common stock vote to elect our Directors.

15

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering Circular as having prepared or certified any part of this Offering Circular or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Notes was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Bryan R. Clark, PC, our independent legal counsel, has provided an opinion on the validity of the Notes.

Hall & Company Certified Public Accountants & Consultants, Inc., our independent registered public accounting firm, has audited our financial statements included in this Offering Circular and Offering Statement to the extent and for the periods set forth in their report. Hall & Company Certified Public Accountants & Consultants, Inc. has presented their report with respect to our audited financial statements. The report of Hall & Company Certified Public Accountants & Consultants, Inc. is included in reliance upon their authority as experts in accounting and auditing.

16

DESCRIPTION OF BUSINESS

Principal Place of Business

Our principal executive offices are located at 6350 W. Cheyenne Ave., Las Vegas, Nevada 89108. Our telephone number is (877) 843-5852. NPL Capital LLC, an entity owned and controlled by our VP of Operations, Tiger Mynarcik, has agreed to provide us with office space and equipment and basic administrative support services until such time as we are able to invest the proceeds of this offering and begin to generate revenue from our loan portfolio.

We do not have a written sublease or other contractual arrangement in place at this time for our use of the offices nor do we compensate NPL Capital for the use of our office space.

Company Overview

We are a commercial real estate lending company. Our business model is to acquire and service loans secured by commercial real estate although our management retains the discretion to engage in other business or lending activity. Our objective is to generate current income while remaining focused on capital preservation. We strive to maintain a healthy margin of safety on every investment we make. Our management has built a solid network of successful commercial real estate borrowers to ensure a steady flow of investments. Our borrowers are primarily private real estate developers focused on commercial and land developments or rehabilitation projects in the southwestern United States.

Business Model

We will generate revenue in the form of interest income and fees from the loans we intend to purchase and manage using the net proceeds of this Offering. Our sole officer and director, Robert Rink, has built a full-service mortgage brokerage firm in Pinnacle Lending Group, Inc., that we expect will generate a steady flow of qualifying secured loans for us to acquire and service. We will also consider purchasing loans from unrelated commercial mortgage brokers and bankers. We will earn net profits by earning interest income and fees in an amount in excess of the interest we must pay on the Notes and our anticipated overhead. We anticipate purchasing only newly originated loans from Pinnacle Lending Group, Inc. or other sources and not any existing loans.

The margin of safety in the loans that we expect to purchase is the difference between the loan amount and the value of the underlying property. Should one or more of our borrowers default, we anticipate being able to foreclose on the property and sell it to recoup our investment, plus any past due interest. If the loan is sufficiently secured, i.e. the property value is high relative to the loan amount, then the investment should not lose money even if the borrower defaults on the loan. The secured loans we expect to acquire will have a loan-to-value ratio of 80% or better, although there may be circumstances where we exceed that ratio. To confirm that the loan-to-value of a loan falls within this range, and that a loan is otherwise an appropriate investment, we will require a qualified appraisal as part of our loan evaluation criteria.

Although our management retains broad discretion to vary from these guidelines, our plan is to acquire loans in the $5.0 to $7.5 million range in a number that will vary depending upon the net proceeds of this offering. We will seek loans with a duration of 24 to 36 months, that pay between 12% and 14%, where the proceeds are to be used by experienced real estate developers as construction financing on commercial real estate development or re-development projects. We expect that our loans will generally not need to be funded entirely at acquisition but will be funded in stages as construction on the underlying development project progresses. We will require construction control and disbursement procedures, managed by us or by an independent third party. We will also generally require that the loans feature an interest reserve, to be held by us, to better insure our ability to collect interest by our borrowers.

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We also plan to limit the loans we purchase to those made to experienced real estate developers with established track records of successful projects. Our principals have a network of real estate professionals, including relationships with experienced developers with solid track records, and expect that their relationships will be able to generate sufficient quality lending opportunities to warrant deploying the net proceeds of this offering within our general criteria.

Sourcing Loans and Lending Criteria

While we will be open to purchasing loans from unrelated commercial mortgage brokers and bankers, we anticipate that we will acquire a majority of our loans from Pinnacle Lending Group, Inc. with the net proceeds of this Offering, which is owned and controlled by our sole officer and director, Robert Rink. We expect to purchase loans for the full face amount of the loans shortly after origination. We further expect to be able to acquire loans that generally fit the following general criteria:

Loan Amount	$5.0 - $7.5 million
Rate	Anticipated 12% to 14%
Loan-to-Value	80% or better
Term	12 to 36 months
Construction Control	Generally will be required
Interest Reserve	Generally will be required
Additional Recourse	Limited personal guarantees from principals of borrowers, may include completion guaranty
Required Insurance	Title insurance, property and casualty
Collateral Type	First or second priority mortgage or deed of trust on subject property
Types of Loans	Commercial real estate development or re-development
Lending Area	Primarily southwestern United States

Pinnacle Lending Group, Inc. originates loans secured by both residential and commercial real property. It’s underwriting processes and standards are not fixed, but rather vary by collateral type and other relevant factors on a transaction by transaction basis, including geographic location, borrower’s credit history and resources, borrower’s past performance with Pinnacle Lending Group, Inc. loans (if any), and the borrower’s prior experience with the collateral type. Generally, Pinnacle Lending Group, Inc. will require a loan-to-value ratio of not less than eighty percent (80%).

During the five-year period ended December 31, 2018, Pinnacle Lending Group, Inc. originated a total of 1,398 loans in the cumulative principal amount of $326,857,272, for an average loan size over that period of $233,803. The average interest rate on those loans was 3.625% and the average loan to value ratio at origination was approximately 97%. Of the 1,398 in total loans originated during this five-year period, a total of 0 loans defaulted as of August 28, 2019.

For the six month period from January 1, 2019, through June 30, 2019, Pinnacle Lending Group, Inc. originated 251 loans in the cumulative principal amount of $85,510,086, for an average loan size in 2019 of $340,678. The average interest rate for the loans originated in 2019 has been 4% and the loan to value has averaged 73%.

During the fiscal year ended December 31, 2018, Pinnacle Lending Group, Inc.’s loan portfolio generated $80,109,125 in total revenue consisting of $117,000 in interest income and $2,891,000 in other income, comprised mostly of origination fees against $1,500,416 in total direct expenses, for a gross income of the loan portfolio during 2018 of $1,507,712. Through June 30, 2019, the loans originated by Pinnacle Lending Group, Inc. in 2018 suffered losses due to defaults of $0.

18

Competition

Our primary competition will be other private lenders that make loans secured by commercial real estate in the same markets in which we intend to make loans. These competitors will have longer operating histories and may have established relationships with the real estate developers and investors that will comprise our primary customer base. They may also have similar or better interest rates and contract terms than we will be offering. Our anticipated competitors include Ignite Funding Group, Mojave Capital and Capella Mortgage. Each is a large, established private lender to commercial real estate developers and investors that operates within our same geographic region.

Sales and Marketing Strategies

We anticipate that, if fully subscribed, the net proceeds of this offering will enable us to purchase between five and eight newly-originated loans that meet our lending criteria over a period of approximately ninety days from our affiliate, Pinnacle Lending Group, Inc., an entity owned and controlled by our sole officer and director, Robert Rink. As a result, we have not engaged in any marketing or sales efforts, nor do we expect that it will be necessary to do so for at least the next twelve months.

Research and Development Expenditures

We have not incurred any research and development expenditures since our incorporation. We do not anticipate incurring any research and development expenses for at least the next twelve months.

Subsidiaries and Corporate Structure

We have no subsidiaries or parent corporations.

Intellectual Property

We do not have any significant intellectual property.

Regulatory Matters

We are currently not aware of regulations that may affect our ability to purchase and service loans secured by commercial real estate. However, in the future, we may be affected by other proposed and potential future regulations or regulatory actions which could adversely affect our business, financial condition and results of operations.

Employees

We currently do not have any part time or full-time employees.

Environmental Laws

We are not governed or regulated by environmental laws. To date, we have not incurred and do not anticipate incurring any expenses associated with environmental laws.

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DESCRIPTION OF PROPERTY

We currently do not own or lease any real property. Our principal executive offices are located at 6350 W. Cheyenne Ave., Las Vegas, Nevada 89108. Our telephone number is (877) 843-5852. NPL Capital LLC, an entity owned and controlled by our VP of Operations, Tiger Mynarcik, has agreed to provide us with office space and equipment and basic administrative support services until such time as we are able to invest the proceeds of this offering and begin to generate revenue from our loan portfolio.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Our agent for service of process in Nevada is Clark Agency, LLC, 6910 S. Cimarron, Suite 240, Las Vegas, NV 89113.

MARKET FOR SECURITIES AND RELATED MATTERS

There Is No Current Market for Our Notes

There is currently no market for our Notes. We do not anticipate that a market for the Notes will develop as we do not intend to apply to any exchange or listing service where such a market may develop. We cannot give you any assurance that the Note you purchase will ever have a market or that if a market for our Notes ever develops, that you will be able to sell your Note. In addition, even if a public market for our Notes develops, there is no assurance that a secondary public market will be sustained.

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KULA VENTURES LTD.

FINANCIAL STATEMENTS

MAY 31, 2019

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Kula Ventures LTD

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Kula Ventures LTD (the “Company”) as of May 31, 2019 and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from April 25, 2019 (“Inception”) through May 31, 2019, and the related notes. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2019 and the results of its operations and its cash flows for the period from Inception through May 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the financial statements, the entity has suffered a loss from operations and has a lack of operational history that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Irvine, California

August 30, 2019

We have served as the Company’s auditor since 2019

F-2

KULA VENTURES LTD.
BALANCE SHEET
MAY 31, 2019

ASSETS

Current Assets
Cash	$59,980

Other Current Assets
Prepaid expenses	1,464

Total Assets	$61,444

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Due to stockholder	$10,000

Total Current Liabilities	10,000

Stockholders' Equity
Common stock, $0.001 par value, 10,000,000 sharesauthorized, 1,200,000 shares issued and outstanding	1,200
Additional paid-in capital	58,800
Accumulated deficit	(8,556)

Total Stockholders' Equity	51,444

Total Liabilities and Stockholders' Equity	$61,444

See accompanying notes.

F-3

KULA VENTURES LTD.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM APRIL 25, 2019 (INCEPTION)

THROUGH MAY 31, 2019

General and Administrative Expenses
Bank charges	$20
Professional fees	8,536
8,556

Net Loss	$(8,556)

See accompanying notes.

F-4

KULA VENTURES LTD.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM APRIL 25, 2019 (INCEPTION)

THROUGH MAY 31, 2019

Cash Flows from Operating Activities:
Net loss	$(8,556)
Adjustments to reconcile net loss to net cash used in operating activities:
(Increase) decrease in assets:
Prepaid expenses	(1,464)
Net cash used in operating activities	(10,020)

Cash Flows from Financing Activities:
Stockholder loans	10,000
Sale of stock	60,000
Net cash provided by financing activities	70,000

Net Change in Cash	59,980

Cash, April 25, 2019 (Inception)	0

Cash, End of Period	$59,980

See accompanying notes.

F-5

KULA VENTURES LTD.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE PERIOD FROM APRIL 25, 2019 (INCEPTION) THROUGH MAY 31, 2019

			Additional
	Shares	Common	Paid-In	Accumulated
	Issued	Stock	Capital	Deficit	Total

Balance, April 25, 2019 (Inception)	0	$0	$0	$0	$0

Shares issued to founders for cash	1,200,000	1,200	58,800		60,000

Net Loss				(8,556)	(8,556)

Balance, May 31, 2019	1,200,000	$1,200	$58,800	$(8,556)	$51,444

See accompanying notes.

F-6

KULA VENTURES LTD.

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2019

NOTE 1 – NATURE OF BUSINESS

Nature of Business

Kula Ventures Ltd. (the Company) was organized as a domestic corporation under the laws of the State of Nevada on April 25, 2019 (Inception). The Company was organized to seek out and purchase short term hard money loans secured by commercial real property from mortgage brokers and earn interest income in connection with those transactions.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of its financial statements requires it to make estimates and assumptions that affect, among other areas, the reported amounts of liabilities. These estimates and assumptions also impact expenses and disclosures in its financial statements and accompanying notes. Although these estimates are based on its knowledge of current events and actions it may undertake in the future, actual results may differ from these estimates and assumptions. All amounts are presented in U.S. dollars, unless otherwise noted.

Going Concern

The Company’s financial statements are prepared using U.S. GAAP applicable to a going concern, which contemplate the realization of assets and satisfaction of liabilities in the normal course of business. The Company has not yet established a stable ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders and the attainment of profitable operations. The Company has a net operating loss in the amount of $8,556 for the period from Inception through May 31, 2019. Those factors, and the Company’s lack of operational history, raise substantial doubt as to its ability to continue as a going concern.

In order to continue as a going concern, the Company needs to develop a reliable source of revenues, and achieve a profitable level of operations. During the period from Inception through May 31, 2019, the Company has been involved in the formation stage. To fund operations for the next twelve months, the Company projects a need for $50,000 that will have to be raised through loans from stockholders or profits generated through operating activities.

Revenue Recognition

The Company plans to recognize revenue in accordance with FASB ASC No. 606, Revenue Recognition. Revenue will be recognized when promised goods or services are transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. This generally will occur when the Company acquires, manage, administrate, protect, conserve, and sell or otherwise dispose of secured promissory notes.

F-7

KULA VENTURES LTD.

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2019

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Fair Value of Financial Instruments

In accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 820, Fair Value Measurement and Disclosure, the Company uses fair value measurements to record fair value adjustments to certain assets and to determine fair value disclosures.

The Company bases fair value as the price received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When observable market prices and data are not readily available, significant management judgment is often necessary to estimate fair value.

In those cases, different assumptions could result in significant changes in valuation and may not be realized in actual sale. Additionally, inherent weaknesses in any calculation technique and changes in the underlying assumptions used, including discount rates, and expected cash flows could significantly affect the results of current or future values.

The Company’s financial instruments consisted of cash, prepaid expenses and demand loans payable to related parties. The estimated fair value of cash, prepaid expenses and demand loans payable to related parties approximate it’s carrying amount due to the short maturity of these instruments.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes for operating losses that are available to offset future taxable income.

Uncertain Tax Positions

Management has determined that the Company does not have any uncertain tax positions and associated unrecognized benefits or liabilities that materially impact the financial statements or related disclosures. Since tax matters are subject to some degree of uncertainty, there can be no assurance that the Company’s tax returns will not be challenged by the taxing authorities and that the Company or its members will not be subject to additional tax, penalties, and interest as a result of such challenge. Generally, the Company’s tax returns remain open for three years for federal income tax examination.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

F-8

KULA VENTURES LTD.

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2019

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Outstanding Litigation

From time to time, the Company may be subjected to other claims and legal actions that arise in the ordinary course of business. The Company believes that the ultimate liability with respect to these claims and legal actions, if any, will not have a material effect on financial position, results of operations or cash flows. Any legal costs resulting from claims or legal actions are expensed as incurred.

The Company is not currently a party to any legal proceedings. The Company is not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

NOTE 3 – DUE TO STOCKHOLDER

RAR Limited, a stockholder of the Company, paid a retainer in the amount of $10,000 on behalf of the Company for professional services. This loan is due on demand and non-interest bearing.

NOTE 4 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through August 23, 2019, the date which the financial statements were available to be issued.

The loan from stockholder was repaid on July 12, 2019.

F-9

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations for the period from April 2019 (inception) to May 31, 2019.

From the period from our inception on April 25, 2019, through May 31, 2019, the company did not generate any revenue. During the same period, we incurred $8,556 in expenses from inception through May 31, 2019. Our expenses consisted of $8,556 in general and administrative fees. These expenses were paid from our general working capital.

As we continue with our plan of operations, as outlined above, we expect that our gross revenue and our expenses will increase rapidly.

Liquidity and Capital Resources

As of May 31, 2019, our working capital was $51,444, consisting primarily of cash in the amount of $59,980. Our current liabilities at May 31, 2019 totalled $10,000 as of May 31, 2019, all of which is owed to RAR Limited, an entity owned and controlled by our sole officer and director, Robert Rink.

To date, our operations have been funded through the sale of common stock in private offerings and a single loan in the amount of $10,000 from RAR Limited. Our ability to successfully execute our business plan is contingent upon us obtaining additional financing and/or upon realizing revenue sufficient to fund our ongoing expenses. Until we are able to sustain our ongoing operations through operating revenue, we intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of equity or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Significant Equipment

We do not intend to purchase any additional significant equipment for the next twelve months.

Going Concern

Because we only recently incorporated, we expect to experience losses from operations. To date, we have not been able to produce sufficient sales to become cash flow positive and profitable. The success of our business plan during the next 12 months and beyond will be contingent upon generating sufficient revenue to cover our costs of operations and/or upon obtaining additional financing. For these reasons, our auditor has raised substantial doubt about our ability to continue as a going concern.

Off Balance Sheet Arrangements

As of May 31, 2019, there were no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

21

MANAGEMENT AND KEY EXECUTIVES

We are a manager managed corporation. We have two key executives, Robert Rink and Tiger Mynarcik. The names, ages, and respective positions of our key executives are set forth below:

Name	Age	Present Position	Term of Office(s)
Robert Rink	48	President, Treasurer, Secretary, Director	Inception-Present
Tiger Mynarcik	53	VP Operations	Inception-Present

Robert Rink

Mr. Rink, 48, has served as our sole officer and director since inception and in that capacity is generally responsible for all aspects of our operations. In addition, from 2010 through present, Mr. Rink has also been the President and owner of Pinnacle Lending Group, Inc. a licensed Nevada mortgage lender. Mr. Rink co-founded Pinnacle Lending Group, Inc. in 2006. Mr. Rink holds a bachelor’s degree in Business Marketing from the University of Nevada, Las Vegas, awarded in 1999.

Tiger Mynarcik

Mr. Mynarcik, 53, has served as our Vice President of Operations since inception and in that capacity will generally have primary responsibility for evaluating prospective loans for us to purchase and, once purchased, will administer and manage those loans. Mr. Mynarcik is a licensed Nevada real estate broker and property manager and is a Nevada and Arizona registered mortgage loan originator. As a property manager, Mr. Mynarcik manages approximately $200 million in income producing properties (residential, multi-family and commercial) in the Las Vegas area.

Since April 2018, he has also worked for Pinnacle Lending Group, Inc. and is generally responsible for project financing, loan origination, processing and underwriting.

Term of Office

Our officers are appointed for an indefinite term of office until their resignation or removal from office in accordance with our bylaws by our board of directors.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

Except as noted below, to the best of our knowledge, during the past five years, none of the following occurred with respect to our director, any person nominated to become a director, or any executive officer of the company: (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; or (2) Such person was convicted in a criminal proceeding (excluding traffic violations and other minor offenses).

Committees of the Board of Directors

Our board of directors presently consists of only one person, Robert Rink. As such, there are no committees of the board. It is our present intention that over at least the next twelve months our sole director will undertake the duties that would traditionally be assigned to various committees of board members in companies with a larger number of active directors, including an audit committee, a compensation committee, and a nominating committee.

Code of Ethics

We currently have not adopted a code of ethics for our directors, officers or executives.

22

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We currently do not compensate any of our key executives for services provided to us. We anticipate that we will compensate our sole officer and director, Robert Rink, and our VP of Operations, Tiger Mynarcik, for their services to us commencing at such time as our board determines that our cash flow can reasonably support compensation payments. We do not have a written compensation agreement with Mr. Rink or with Mr. Mynarcik at this time.

Summary Compensation Table

The following table sets forth the compensation earned by Executive Officers during the last two fiscal years:

Name and Principal Position	Year	Cash Compensation ($)	All Other Compensation ($)	Total ($)
Robert Rink,	2018	0	0	0
President, Treasurer, Secretary, Director	2019	0	0	0
Tiger Mynarcik,	2018	0	0	0
VP Operations	2019	0	0	0

Name and Principal Position	Year ($)	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert Rink	2018	0	0	0	0	0	0	0	0
President, Treasurer, Secretary, Director	2019	0	0	0	0	0	0	0	0
Tiger Mynarcik,	2018	0	0	0	0	0	0	0	0
VP Operations	2019	0	0	0	0	0	0	0	0

Narrative Disclosure to the Summary Compensation Table

During the fiscal year ended May 31, 2019, our sole officer and director, Robert Rink, did not receive any compensation. During the fiscal year ended May 31, 2019, our VP of Operations, Tiger Mynarcik, did not receive any compensation.

We anticipate that we will compensate both of Mr. Rink and Mr. Mynarcik for their services to us commencing at such time as our board determines that our cash flow can reasonably support compensation payments. We do not have a written compensation agreement with Mr. Rink or with Mr. Mynarcik at this time.

23

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, equity awards that have not vested, and equity incentive plan awards for each named executive officer as of May 31, 2019:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiry Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested (#)
Robert Rink	0	0	0	0	NA	0	0	0	0
Tiger Mynarcik	0	0	0	0	NA	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our directors during the year ended May 31, 2019:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total (s)
Robert Rink	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from the Company for their service as directors of the Company. We have agreed to compensate our sole director, Robert Rink, at a rate of $3,000 per month, for his services as an officer of the company commencing at such time as our board of directors determine that our cash flow can reasonably support those payments. We have not agreed to separately compensate Mr. Rink for his services as a director, nor do we anticipate doing so. We do not have a written compensation agreement with Mr. Rink.

Securities Authorized for Issuance Under Equity Compensation Plans

To date, we have not adopted an equity option plan or other equity compensation plan and have not issued any common or preferred stock, options, or other securities as compensation.

24

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 28, 2019 the beneficial ownership of our common stock by each executive officer and manager, by each person known by us to beneficially own more than 5% of our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 1,200,000 shares of common stock issued and outstanding.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class %
Common Stock	RAR Limited [2] PO Box 231135 Las Vegas, NV 89105	400,000	-	33 1/3%
Common Stock	NPL Capital LLC [1] 6350 W Cheyenne Ave Las Vegas, NV 89108	400,000	-	33 1/3%
Common Stock	SB Equity Management LLC [3] 197 California St Ste 300 Las Vegas, NV 89104	400,000	-	33 1/3%
Total		1,200,000		100%

__________

1 RAR Limited, a Nevada limited liability company, is owned and controlled by our sole officer and director, Robert Rink.

2 NPL Capital LLC, a Nevada limited liability company, is owned and controlled by our VP of Operations, Tiger Mynarcik.

3 SB Equity Management LLC, a Nevada limited liability company, is owned and controlled by Brock Metzka.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFCATION FOR SECURITIES ACT LIABILITIES

In accordance with the provisions in our Bylaws, we will indemnify an officer, manager, member, or former officer or manager, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

25

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND MANAGER INDEPENDENCE

Common Stock Purchases

On May 3, 2019, we sold 400,000 shares of restricted common stock, par value $0.001 per share, to RAR Limited, an entity owned and controlled by our sole officer and director, Robert Rink, at a per share price of $0.05, for a total purchase price of $20,000.00.

On May 1, 2019, we sold 400,000 shares of restricted common stock, par value $0.001 per share, to NPL Capital LLC, and entity owned and controlled by Tiger Mynarcik, our VP of Operations, at a per share price of $0.05, for a total purchase price of $20,000.00.

Demand Loans payable

On April 16, 2019, we borrowed $10,000.00 from RAR Limited, an entity owned and controlled by our sole officer and director, Robert Rink, as a pre-incorporation loan to fund our formation and our initial setup expenses. The loan is payable on demand and bears interest at a rate of 2.5% per annum. The loan was repaid in July 2019.

We are not a “listed issuer” within the meaning of Item 407 of Regulation S-K and there are no applicable listing standards for determining the independence of our directors. Applying the definition of independence set forth in Rule 4200(a)(15) of The Nasdaq Stock Market, Inc., we do not believe that we currently have any independent directors.

26

AVAILABLE INFORMATION

We have filed a Regulation A Offering Statement on form 1-A under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the Notes offered through this Offering Circular. This Offering Circular is filed as a part of that Offering Statement, but does not contain all of the information contained in the Offering Statement and exhibits. Statements made in the Offering Statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our Offering Statement and each exhibit attached to it for a more detailed description of matters involving the company. You may inspect the Offering Statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the Offering Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549. Please Call the Commission at (202) 942-8088 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our Offering Statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due and will attach audited financial statements with such report.

27

PART III -- EXHIBITS

Exhibits Index

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	Bylaws
4.1	Form of Type A Promissory Note (8.0%; 2 year term)
4.2	From of Type B Promissory Note (9.0%; 3 year term)
4.3	From of Type C Promissory Note (10.0%; 5 year term)
4.4	Form of Subscription Agreement
10.1	Promissory Note issued to RAR Limited
11.1	Consent of Hall and Company, Certified Public Accountants & Consultants, Inc.
12.1	Consent of Bryan R Clark P.C.

28

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on August 30, 2019.

KULA VENTURES LTD.

By:	/s/ Robert Rink
Robert Rink
President

This offering has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Robert Rink
Robert Rink
President, Secretary/Treasurer, Director

29